SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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A.D.A.M., INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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April 2, 2010

Dear Shareholder:

You are cordially invited to attend the 2010 Annual Meeting of Shareholders (the “Annual Meeting”) of A.D.A.M., Inc. to be held on May 20, 2010 at 10 10th Street NE, Suite 500, Atlanta, Georgia 30309. The Annual Meeting will begin promptly at 9:00 a.m., local time, and we hope that it will be possible for you to attend in person.

The items of business are listed in the Notice of Annual Meeting and are more fully addressed in the Proxy Statement following the Notice.

Please date, sign and return your proxy card in the enclosed envelope at your earliest convenience to assure that your shares will be represented and voted at the Annual Meeting even if you cannot attend in person. If you attend the Annual Meeting, you may vote your shares in person even though you have previously signed and returned your proxy.

On behalf of your Board of Directors, thank you for your continued support and interest in A.D.A.M., Inc.

Sincerely,

Mark B. Adams President, Secretary and Chief Executive Officer

Whether or not you expect to attend the Annual Meeting, please complete, sign and date the enclosed proxy and return it promptly in the enclosed envelope which does not require any postage if mailed in the United States. If you attend the Annual Meeting, you may revoke the proxy and vote your shares in person.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 20, 2010

The Annual Meeting of Shareholders (the “Annual Meeting”) of A.D.A.M., Inc. (the “Company”) will be held at 10 10th Street NE, Suite 500, Atlanta, Georgia 30309, on Thursday, May 20, 2010 at 9:00 a.m., local time, for the following purposes:

(1)	To elect one director to serve until the 2012 Annual Meeting of Shareholders and to elect two directors to serve until the 2013 Annual Meeting of Shareholders; and

(2)	To ratify the selection of Grant Thornton LLP (“Grant Thornton”) as our independent registered public accounting firm for the fiscal year ending December 31, 2010; and

(3)	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Only the holders of record of the Company’s common stock, par value $0.01 per share, at the close of business on March 19, 2010 are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. A list of shareholders as of the close of business on March 19, 2010 will be available at the Annual Meeting for examination by any shareholder.

By Order of the Board of Directors,

Mark B. Adams President, Secretary and Chief Executive Officer

Atlanta, Georgia

April 2, 2010

A.D.A.M., INC.

10 10th Street NE, Suite 500

Atlanta, Georgia 30309

PROXY STATEMENT

FOR ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 20, 2010

The 2010 Annual Meeting of Shareholders (the “Annual Meeting”) of A.D.A.M., Inc. (the “Company,” “we,” “us” or “our”) will be held at 9:00 a.m. local time on May 20, 2010, at 10 10th Street NE, Suite 500, Atlanta, Georgia, for the purposes set forth in the preceding Notice of Annual Meeting of Shareholders. The enclosed form of proxy is solicited by the Board of Directors of the Company and the cost of the solicitation will be borne by the Company. This Proxy Statement and the accompanying proxy are first being mailed to shareholders of the Company on or about April 2, 2010. The address of the principal executive offices of the Company is 10 10th Street NE, Suite 500, Atlanta, Georgia 30309.

Voting and Revocability of Proxies

When proxy cards are properly executed, dated and returned, the shares they represent will be voted at the Annual Meeting in accordance with the instructions of the shareholders. If no specific instructions are given, the shares will be voted FOR the election of the nominees for directors set forth herein. In addition, if other matters come before the Annual Meeting, the persons named in the proxy card will vote in accordance with their best judgment with respect to such matters. Any proxy given pursuant to this solicitation may be revoked by any shareholder who attends the Annual Meeting and gives oral notice of his election to vote in person, without compliance with any other formalities. In addition, any proxy given pursuant to this solicitation may be revoked prior to the Annual Meeting by delivering to the Secretary of the Company an instrument revoking it or a duly executed proxy for the same shares bearing a later date.

Record Date and Ownership

Only shareholders of record as of the close of business on the record date of March 19, 2010 will be entitled to vote at the Annual Meeting. As of that date, the Company had outstanding 9,929,760 shares of common stock, $0.01 par value per share. Shareholders of record as of the close of business on March 19, 2010 are entitled to one vote for each share of common stock held. No cumulative voting rights are authorized and dissenters’ rights for shareholders are not applicable to the matters being proposed.

Quorum; Required Vote; Abstentions and Broker Non-Votes

The presence in person or by proxy of holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum for the transaction of business at the Annual Meeting or any adjournment or postponement thereof. The affirmative vote of a plurality of the shares present in person or by proxy and entitled to vote is required to elect directors. With respect to any other matter that may properly come before the Annual Meeting, the approval of any such matter would require a greater number of votes cast in favor of the matter than the number of votes cast opposing such matter. Shares held by nominees for beneficial owners will be counted for purposes of determining whether a quorum is present if the nominee has the discretion to vote on at least one of the matters presented even if the nominee may not exercise discretionary voting power with respect to other matters and voting instructions have not been received from the beneficial owner (a “broker non-vote”). Where a matter is not considered routine, including the election of the board of directors, shares held by your broker will not be voted absent specific instruction from you, which means your shares may go unvoted and not affect the outcome if you do not specify a vote. Abstentions with respect to a proposal are counted for purposes of establishing a quorum. If a quorum is present, abstentions will have no effect on the outcome of any vote.

Expenses of Solicitation

The Company will bear the entire cost of the proxy solicitation, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional materials furnished to shareholders. Copies of proxy solicitation material will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names, which are beneficially owned by others to forward to such beneficial owners. In addition, the Company may reimburse such persons for their cost of forwarding the solicitation material to such beneficial owners. Solicitation of proxies by mail may be supplemented by use of telephone, email, telegram, facsimile or personal solicitation by the Company’s directors, officers or regular employees. No additional compensation will be paid for such services. The Company may engage the services of a professional proxy solicitation firm to aid in the solicitation of proxies from certain brokers, bank nominees and other institutional owners. Costs for such services, if retained, will not be material.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2010 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 20, 2010.

The Company’s Proxy Statement for the 2010 Annual Meeting of Shareholders and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 are available at www.adam.com.

PROPOSAL 1: ELECTION OF DIRECTORS

The Board of Directors of the Company presently consists of five directors divided among three classes, with the directors in each class serving staggered three-year terms. In January 2010, Kevin S. Noland tendered his resignation as a director, and Mark B. Adams was appointed to fill the vacancy until the 2010 Annual Meeting. Therefore, the terms of three directors, Mark B. Adams, Daniel S. Howe and Mark Kishel, M.D., will expire at the 2010 Annual Meeting. Mr. Adams will serve for a term of two years, ending at the 2012 Annual Meeting, the remaining term of Mr. Noland, and until their successor is elected and qualified. Mr. Howe and Dr. Kishel will each serve for a term of three years, ending at the 2013 Annual Meeting, and until their successor is elected and qualified.

In the event that the director nominee named below withdraws or for any reason is not able to serve as director, all proxies voted in favor of such nominee will be voted for such other person as may be designated by the Board of Directors, but in no event will the proxy be voted for more than two nominees. The Board of Directors recommends the election of the nominees listed below. Management of the Company has no reason to believe that the nominees will not serve if elected.

The Board of Directors has determined that all of our current directors are qualified to serve as directors of the Company. In addition to the specific business experience listed below, each of our directors has the tangible and intangible skills and attributes which we believe are required to be an effective director of the Company, including experience at senior levels in areas of expertise helpful to the Company, a willingness and commitment to assume the responsibilities required of a director of the Company and the character and integrity we expect of our directors.

The following person has been nominated for election to the Board of Directors to serve until the 2012 Annual Meeting and until his successor is elected and qualified:

Mark B. Adams, age 58, was appointed as the Company’s President and Chief Executive Officer in January 2010. Mr. Adams was appointed to the Board of Directors in February 2010. He held the title of Chief Financial Officer of the Company from April 2006 through January 2010. He was previously the Chief Financial Officer of Miller Zell from September 2003 to June 2006 and the Chief Financial Officer at Micron Optics, Inc from

December 2000 to April 2003. He began his career at Arthur Anderson, LLP. We believe that Mr. Adams’s qualifications to serve on our Board of Directors include his position as our Chief Executive Officer and his previous position as chief financial officer of the Company and Miller Zell and Micron Optics.

The following persons have been nominated for election to the Board of Directors to serve until the 2013 Annual Meeting and until each successor is elected and qualified:

Daniel S. Howe, age 50, has been a director of the Company since December 1996. Mr. Howe has served as the President of Howe Development, Inc., a real estate and investment company, since January 1990. Howe Development focuses on shopping centers, freestanding drug stores and other commercial development property in the Southeastern United States. We believe that Mr. Howe’s qualifications to serve on our Board of Directors include his significant financial and operational experience as president of Howe Development Inc.

Mark Kishel, M.D., age 63, joined the Company’s Board of Directors in November 2001. Dr. Kishel is currently Senior Medical Director for Coventry Healthcare of Georgia and also serves as Advisory Chief Medical Officer for SeniorMetrix. Dr. Kishel has served as President and Chief Executive Officer of Emedicine Solutions, Inc. since March 2001. Prior to serving on the Board, Dr. Kishel was Executive Vice President and Chief Medical Officer for Blue Cross Blue Shield of Georgia from 1993 until its acquisition by Wellpoint in 2001. Dr. Kishel is a board certified pediatrician and a Fellow of the American Academy of Pediatrics. Over the years, Dr. Kishel has served in executive medical director roles for several national insurance carriers, including Travelers, HealthAmerica and Lincoln National. He has served on the Blue Cross Blue Shield Association’s National Medical Council. Dr. Kishel also served as a director and founder of the Center for Healthcare Improvement, a collaborative research venture between the Medical College of Georgia and Blue Cross Blue Shield of Georgia. We believe that Dr. Kishel’s qualifications to serve on our Board of Directors include his substantial experience in the medical field, including his position with Coventry Healthcare of Georgia and his prior position with Blue Cross Blue Shield of Georgia.

The Board of Directors of the Company recommends that shareholders vote “FOR” the election of Mr. Adams, Mr. Howe and Dr. Kishel.

Each of the following persons is a member of the Board of Directors who is not standing for election to the Board this year and whose term will continue after the 2010 Annual Meeting.

Director Serving for a Term Expiring at the 2011 Annual Meeting

Robert S. Cramer, Jr., age 49, is a co-founder of the Company, has served as Chairman of the Board and a director since the Company’s inception in March 1990, and served as Chief Executive Officer from September 1996 to January 2006. Since January 2006, he has served as our non-executive Chairman. Mr. Cramer currently serves as the Chairman and Chief Executive Officer of ThePort Network, Inc., a social media platform company he co-founded in 1999. Mr. Cramer also serves as Chairman of the Board of Metro Atlanta Task Force for the Homeless, a homeless services organization, and on the Board of Trustees of The Galloway School. We believe that Mr. Cramer’s qualifications to serve on our Board of Directors include his significant industry experience, including his prior position as our Chief Executive Officer.

Director Serving for a Term Expiring at the 2012 Annual Meeting

Clay E. Scarborough, age 54, was elected to the Board of Directors in January 2005. Since 2003, Mr. Scarborough has been the Chief Financial Officer of Xtend Consulting, LLC, a reseller of business enterprise-level computer equipment. Mr. Scarborough served as Chief Financial Officer of Abacus Solutions, LLC, an affiliate of Xtend Consulting, from 2003 through March 2008. Mr. Scarborough is also President of a Fleet Feet Sports franchise business in Decatur, Georgia. Mr. Scarborough previously served as Chief Financial Officer of Channelogics, Inc., a provider of software to the broadband cable access market from 1999 through 2003. Also, from 1999 to 2003, Mr. Scarborough provided Chief Financial Officer services to technology companies as a partner of Tatum CFO Partners and as an independent consultant. Mr. Scarborough provided consulting services to the Company in 2002 and served as the Company’s Chief Financial Officer from 1992 to 1995. We believe that Mr. Scarborough’s qualifications to serve on our Board of Directors include his significant financial experience including his position as chief financial officer at Xtend Consulting and his prior position as chief financial officer of Abacus Solutions.

Other Information Regarding Directors

On January 23, 2006, the Securities and Exchange Commission (the “Commission”) announced the filing of an action against Dr. Kishel, a former director of Immucor, Inc. (“Immucor”), for engaging in insider trading in the securities of Immucor. The Commission alleged that while a director of Immucor, Dr. Kishel purchased securities of Immucor while in possession of material nonpublic information. In a consent filed with the Commission, Dr. Kishel agreed, without admitting or denying the allegations in the complaint, to the entry of a final judgment permanently enjoining him from future violations of the securities laws. Dr. Kishel also consented to pay disgorgement of $14,767 plus interest and a one-time civil penalty of $13,650.

CORPORATE GOVERNANCE AND BOARD MATTERS

Meetings of the Board of Directors

The Board of Directors of the Company presently consists of five directors divided among three classes, with the directors in each class serving staggered three-year terms. During 2009, the Board held 14 meetings. Each director attended at least 75% of the aggregate number of meetings held by the Board of Directors and any committees of the Board of Directors on which such director served. All five directors attended the Company’s 2009 Annual Meeting of Shareholders. The Board does not have a policy requiring Board members to attend the Company’s Annual Meeting of Shareholders.

Board Independence

The Board has determined that a majority of the Board is “independent” in accordance with the applicable rules of The Nasdaq Global Market. The Board has determined that each of the Company’s directors is independent other than Mr. Adams.

Meetings of Independent Director

The independent directors meet in regularly scheduled executive sessions, at which only independent directors are present, at least twice per year, in conjunction with regularly scheduled Board meetings.

Committees of the Board of Directors

The Board has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The Board has adopted a written charter for each of these committees, copies of which are available on the Company’s website at www.adam.com. These committees, their members and functions are discussed below.

Audit Committee. The Audit Committee is presently composed of Messrs. Scarborough (Chair) and Howe and Dr. Kishel. The Audit Committee met six times during 2009. The Audit Committee is responsible for appointing the independent accountants, reviewing with the independent accountants the scope and results of the audit engagement and consulting with independent accountants and management with regard to the Company’s accounting methods and control procedures. The Audit Committee reviews and pre-approves all audit and non-audit services performed by the Company’s auditing accountants. In accordance with the applicable rules of The Nasdaq Global Market, the Company has determined that Messrs. Scarborough and Howe and Dr. Kishel are independent, have not participated in the preparation of the financial statements of the Company at any time during the past three years and are able to read and understand fundamental financial statements. The Company has, and will continue to have, at least one member of the Audit Committee who has the requisite experience or background which results in the individual’s financial sophistication. The Board has determined that Mr. Scarborough meets the SEC criteria of an “audit committee financial expert.”

Compensation Committee. The Compensation Committee is currently composed of Dr. Kishel (Chair) and Messrs. Cramer, Howe and Scarborough. All members of the Compensation Committee are independent in accordance with the applicable rules of The Nasdaq Global Market. The Compensation Committee met eight times during 2009. The Compensation Committee is responsible for reviewing recommendations from the Chairman of the Board of Directors with regard to the compensation of executive officers of the Company and reporting to the Board of Directors its recommendations with regard to such compensation and is also responsible for operating and administering the Company’s Amended and Restated 1992 Stock Option Plan and its 2002 Stock Incentive Plan. The Company’s Chief Executive Officer does not attend or participate in portions of committee meetings involving voting or deliberations on the compensation of the Chief Executive Officer.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is currently composed of Dr. Kishel (Chair) and Messrs. Howe and Scarborough. All members of the Nominating Committee are independent in accordance with the applicable rules of The Nasdaq Global Market. The Nominating and Corporate Governance Committee met two times during 2009. The Nominating and Corporate Governance Committee is responsible for setting qualification standards for director nominees, assisting the Board in identifying individuals qualified to become Board members and recommending to the Board director nominees for the next Annual Meeting of Shareholders and director nominees to fill any vacancies on the Board, and advising the Board on corporate governance matters.

Shareholder Nominations

The Company’s Nominating and Corporate Governance Committee will consider director nominees recommended by shareholders. Candidates must be highly qualified, exhibiting the experience and expertise required of the Board’s own pool of candidates, having an interest in the Company’s business, and also having the ability to attend and prepare for Board and committee meetings. Any candidate must state in advance his or her willingness and interest in serving on the Board. Shareholders wishing to suggest candidate(s) for consideration at the 2011 Annual Meeting should submit their proposals in accordance with the procedures set forth in the Company’s Bylaws.

Shareholder nominations must be made pursuant to timely notice in writing to the Secretary of the Company. To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the Company not less than sixty days prior to the meeting; provided, however, that in the event that less than forty days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such shareholder’s notice shall set forth:

(a) as to each proposed shareholder nominee, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended; and

(b) as to the shareholder giving the notice: (i) the shareholder’s name and address, as they appear on the Company’s books; and (ii) the class and number of shares of stock of the Company beneficially owned by such shareholder.

No person shall be eligible for election as a director of the Company unless nominated in accordance with the above procedures. The Chairman shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the prescribed procedures, and if the Chairman should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded.

The Nominating and Corporate Governance Committee uses a variety of methods for identifying and evaluating nominees for director. The Nominating and Corporate Governance Committee regularly assesses the appropriate size of our Board and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Nominating and Corporate Governance Committee considers various potential candidates for director. Candidates may come to the attention of the Nominating and Corporate Governance Committee through current members of our Board, professional search firms, shareholders or other persons. These candidates are evaluated at regular or special meetings of the Nominating and Corporate Governance Committee and may be considered at any point during the year. In evaluating shareholder recommendations, the Nominating and Corporate Governance Committee uses the qualifications standards discussed above and seeks to achieve a balance of knowledge, experience and capability on the Board.

Board of Directors Leadership Structure

We separate the roles of CEO and Chairman of the Board of Directors in recognition of the differences between the two roles. The CEO is responsible for setting the strategic direction for the Company and the day to day leadership and performance of the Company, while the Chairman of the Board of Directors provides guidance to the CEO and sets the agenda for Board of Directors meetings and presides over meetings of the full Board of Directors. Our CEO serves on our Board of Directors, which we believe helps the CEO serve as a bridge between management and the Board of Directors, ensuring that both groups act with a common purpose. We believe that the CEO’s presence on the Board of Directors enhances his ability to provide insight and direction on important strategic initiatives to both management and the independent directors and, at the same time, ensures that the appropriate level of independent oversight is applied to all decisions by the Board of Directors.

Lead Director

In 2009, Dr. Kishel, an independent director who serves as chairman of the Compensation Committee and the Nominating and Corporate Governance Committee and as a member of the Audit Committee, served as the Lead Director for all meetings of the non-management directors held in executive session. The Lead Director has the responsibility of presiding at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors, acting as a key liaison between the Chairman and the independent directors, assisting the Chairman in setting the Board agenda and frequency of meetings, having the authority to call meetings of the independent directors and communicating Board member feedback to the Chairman.

Dr. Kishel resigned as our Lead Director in March 2010 and the responsibilities and duties formerly assigned to the Lead Director will be assumed by Mr. Cramer, our independent Chairman of the Board of Directors.

The Role of the Board of Directors in Risk Oversight

The role of the Board of Directors in our risk oversight process includes receiving regular reports from members of senior management on areas of material risk, including operational, financial, legal and regulatory, and strategic and reputational risks. The Board of Directors (or the appropriate committee) receives these reports from senior management to enable it to understand our risk identification, risk management and risk mitigation strategies. When a committee receives such a report, the chairman of the relevant committee reports on the discussion to the full Board of Directors at the next meeting of the Board of Directors. This enables the Board of Directors and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.

Shareholder Communications with the Board

The Board of Directors has implemented a process for shareholders to send communications to the Board. Any shareholder desiring to communicate with the Board, or with specific individual directors, may do so by writing to the Company’s Secretary at the address of the Company’s principal executive offices. The Company’s Secretary has been instructed by the Board to promptly forward all such communications to the Board or such individual directors.

Shareholder Proposals for 2011 Annual Meeting. Any shareholder proposals intended to be presented at the Company’s 2011 Annual Meeting of Shareholders must comply with the notice procedures set forth in the Company’s Bylaws and as set forth below and only to the extent that such business is appropriate for shareholder action under the provisions of the Georgia Business Corporation Code. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the Company, not less than sixty days prior to the meeting; provided, however, that in the event that less than forty days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A shareholder’s notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting:

(a) A brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting;

(b) The proposing shareholder’s name and address, as they appear on the Company’s books;

(c) The class and number of shares of stock of the Corporation beneficially owned by the shareholder; and

(d) Any material interest of the shareholder in the proposed business.

No shareholder proposals will be considered at an annual meeting unless brought forward in accordance with the prescribed procedures. At an annual meeting, the Chairman shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting, and if the Chairman should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

The deadline for submission of shareholder proposals to be considered for inclusion in the proxy statement and form of proxy relating to the 2011 Annual Meeting is December 3, 2010. Any such proposal received after such date will be considered untimely and may be excluded from the proxy statement and form of proxy.

Corporate Governance Guidelines

Our Board of Directors, on the recommendation of the Nominating and Corporate Governance Committee, adopted a set of corporate governance guidelines, a copy of which is available on our website at www.adam.com. The Nominating and Corporate Governance Committee continues to monitor the Company’s corporate governance guidelines to comply with rules adopted by the Securities and Exchange Commission and The Nasdaq Global Market and industry practice.

Code of Conduct

The Company has adopted a Code of Conduct applicable to all company officers, directors and employees, which is currently available on the Company’s website at www.adam.com.

Compensation of Directors

The following table sets forth information concerning the compensation earned during the last fiscal year by each individual who served as a director, other than Mr. Noland, at any time during the fiscal year:

Name	Fees Earned or Paid in Cash ($)	Option Awards (1) ($)	Stock Awards (2) ($)	Total ($)
Robert S. Cramer, Jr.	40,000		15,000	55,000
Daniel S. Howe	32,000		15,000	47,000
Mark Kishel, M.D.	50,500		15,000	65,500
Clay E. Scarborough	49,500		15,000	64,500

(1)	Reflects the total FAS 123(R) expense for option awards issued in 2009.The aggregate number of option awards outstanding as of December 31, 2009, for Mr. Cramer was 335,000, Mr. Howe—43,083, Dr. Kishel—95,000 and Mr. Scarborough—25,000.

(2)	Reflects the total FAS 123(R) expense for stock awards issued, expensed and vested that year. Assumptions used in the calculation of this amount are included in the Company’s audited financial statements included in the Company’s Annual Report on Form 10-K for the years ended December 31, 2009 and 2008, as filed with the Securities and Exchange Commission.

No Family Relationships Among Directors and Officers. There are no family relationships between any director or executive officer of the Company and any other director or executive officer of the Company.

EXECUTIVE OFFICERS AND COMPENSATION

Executive Officers

Executive officers of the Company are appointed by the Board of Directors and hold office at the pleasure of the Board. The executive officers and the one additional most highly compensated individual of the Company are as follows:

Name	Position
Mark B. Adams	President, Secretary and Chief Executive Officer
Christopher R. Joe	Interim Chief Financial Officer
John George	Senior Vice President, Sales
Kevin S. Noland	Former President and Chief Executive Officer

Mark B. Adams, age 58, was appointed the Company’s President and Chief Executive Officer in January 2010 and has served as the Company’s Secretary since June 2006. He held the title of Chief Financial Officer of the Company from April 2006 to January 2010. He was previously the Chief Financial Officer at Miller Zell from September 2003 to June 2006 and the Chief Financial Officer at Micron Optics, Inc. from December 2000 to April 2003. He began his career at Arthur Andersen, LLP.

Christopher R. Joe, age 48, was appointed the Company’s Interim Chief Financial Officer in January 2010. He held the title of Director of Finance of the Company from September 2006 to January 2010. Prior to joining the Company, he served from 1999 to 2006 as Director of Finance at Pathfire, Inc., a provider of digital media distribution and management solutions to the broadcast industries.

John George, age 48, was appointed the Company’s Senior Vice President, Sales in May 2007. He previously had the roles at Per-Se Technologies of Senior Vice President of Sales and Senior Vice President of Operations, from 2002 to 2007.

Kevin S. Noland, age 47, resigned in January 2010. He was appointed the Company’s Chief Executive Officer in January 2006 and had served as the Company’s President since January 2004. He held the title of Chief Operating Officer of the Company from 2000 through 2005. He served as the Company’s Director of Marketing from 1996 to 1999 and was named Vice President of Marketing and Corporate Communications in 1999.

Compensation Committee

The Compensation Committee of the Board of Directors consists of four non-employee directors. The Compensation Committee is responsible for setting and administering the policies that govern our executive compensation. The responsibilities of the Compensation Committee include the following:

•

Review and approve corporate goals and objectives relevant to the compensation of the Chief Executive Officer, evaluate the performance of the Chief Executive Officer in light of those goals and objectives, and set the level of the Chief Executive Officer’s compensation based on this evaluation.

•	Determine the base and incentive compensation of our other senior officers that report directly to the Chief Executive Officer, the “Management Committee.”

•	Make recommendations to the Board of Directors with respect to equity-based compensation plans.

•

Administer our stock option, stock incentive, and other stock compensation plans (including, without limitation, the 2002 Stock Incentive Plan and the 1992 Option Plan) as required by Rule 16b-3 under the Securities Exchange Act of 1934, as amended.

•

Report the Compensation Committee’s activities to the Board of Directors on a regular basis and make such recommendations with respect to such activities as the Compensation Committee or the Board of Directors may deem necessary or appropriate.

The Compensation Committee is responsible for making decisions regarding compensation of the President and Chief Executive Officer and the Management Committee. The Compensation Committee is also responsible for making compensation recommendations regarding our non-employee directors. The Compensation Committee retained Phillip Blount and Associates, Inc. (“Phillip Blount”), an independent human resources and compensation consulting firm, to provide competitive intelligence and advice about the Management Committee compensation program design and competitive compensation levels. In addition, employees of the Company provide support to the Compensation Committee in carrying out its responsibilities. Employee attendees at Compensation Committee meetings may include the President and Chief Executive Officer and the Chief Financial Officer.

In 2009, the Compensation Committee met a total of eight times, twice in person and six via telephone. The agenda for meetings of the Compensation Committee are determined by its Chairman, with the assistance of the President and Chief Executive Officer and the Chief Financial Officer. Topics covered by the Compensation Committee in 2009 included the following:

•	Retaining a consulting firm for professional services in designing and implementation of compensation strategies and obtaining an analysis of competitive compensation information.

•	Competitive compensation programs for the Management Committee.

•	Competitive compensation and rewards for our non-employee directors.

•	Salary changes and annual incentive cash bonus programs for the Management Committee.

•	Long-term stock incentive awards for employees on the Management Committee and all other employees as a group.

•	Review and structure of the employees benefit plans including the 2002 Stock Incentive Plan, the 1992 Option Plan and the Company’s 401(k) Plan.

In making recommendations on compensation of the Management Committee, the Compensation Committee relies on Phillip Blount, an independent third-party source, for competitive data and recommendations on competitive compensation, and on the President and Chief Executive Officer for performance data on individual members (other than the President and Chief Executive Officer).

SUMMARY COMPENSATION TABLE

The following table provides certain information concerning the compensation earned during the fiscal years ended December 31, 2009 and 2008 by our President and Chief Executive Officer, Chief Financial Officer, our one other most highly-compensated executive officer at December 31, 2009:

Name and Principal Position	Year	Salary (1) ($)	Option Awards (2) ($)	Non-Equity Incentive Plan Compensation (3) ($)	All Other Comp (4) ($)	Total ($)
Kevin S. Noland (5) President and Chief Executive Officer	2009	281,216	178,698	105,456	852,512	1,417,882
	2008	279,413	78,960	112,486	7,901	478,760

Mark B. Adams Chief Financial Officer	2009	218,400	52,252	65,520	5,990	342,162
	2008	217,000	78,960	69,888	11,636	377,484

John George Senior Vice President, Sales	2009	215,000	32,658	93,886	1,472	343,016
	2008	215,000	78,960	114,132	6,429	414,521

(1)	Includes amounts earned but deferred at the election of the executive officer, such as salary deferrals under the Company’s 401(k) Plan established under Section 401(k) of the Internal Revenue Code.

(2)	Reflects the total FAS 123(R) expense for option awards issued in 2009. Expense recognized for financial reporting purposes equals the number of shares attributable to 2009 grants multiplied by the fair market value per share of the award as of the date of grant. The weighted-average grant date fair market value of our outstanding stock awards is included in Note 9 to our audited financial statements included in our 2009 Annual Report on Form 10-K.

(3)	Represents performance based bonus and sales commission amounts earned under our annual cash incentive bonus and sales commission programs.

(4)	Includes amounts related to company paid group term life insurance premiums for coverage over $50,000, health insurance reimbursements for participating in the company sponsored fitness program, and a company 401(K) match. Also included for Mr. Noland is $849,156 for payments accrued under his separation agreement of March 16, 2010.

(5)	Mr. Noland resigned as President and Chief Executive Officer on January 4, 2010.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth certain information with respect to the value of all unexercised options previously awarded to our named executive officers as of December 31, 2009:

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (1) (#)	Option Exercise Price ($)	Option Expiration Date
Kevin S. Noland (2)	25,000		13.00	01/12/2010
	19,375		5.91	05/10/2010
	25,000		4.00	08/25/2010
	75,000		1.94	01/02/2011
	125,000		3.06	01/14/2012
	125,000		0.41	01/03/2013
	72,000		5.43	08/14/2016
	30,000	15,000	6.30	05/30/2017
	10,000	20,000	7.40	02/07/2018
		30,000	3.00	05/30/2019

Mark B. Adams	180,000		5.43	08/14/2016
	30,000	15,000	6.30	05/30/2017
	10,000	20,000	7.40	02/07/2018
		30,000	3.00	05/30/2019

John George	33,333	16,667	6.17	05/21/2017
	10,000	20,000	7.40	02/07/2018
		30,000	3.00	05/30/2019

(1)	The entire May 21, 2007 and May 30, 2007 grants vest on the annual grant date at a rate of 33% per year for the years 2008, 2009 and 2010, the entire February 7, 2008 grants vest on the annual grant date at a rate of 33% per year for the years 2009, 20010 and 2011, and the entire May 30, 2009 grants vest on the annual grant date at a rate of 33% per year for the years 2010, 2011 and 2012.

(2)	Mr. Noland resigned as President and Chief Executive Officer on January 4, 2010.

Employment Agreements

In connection with the Company’s January 4, 2010 appointment of Mark B. Adams as President and Chief Executive Officer, the Company entered into a Second Amended and Restated Employment Agreement (the “Agreement”) with Mr. Adams dated February 24, 2010. Pursuant to the terms of the Agreement, Mr. Adams is entitled to receive an annual base salary of $250,000, which may be increased or decreased during the term of the Agreement, provided that the annual base salary cannot be reduced below $250,000. The Agreement may be terminated by either party with or without cause. In the event the Agreement is terminated by the Company without cause or by Mr. Adams with good reason, the Company will pay Mr. Adams a lump sum cash payment in an amount equal to 200% of his annual base salary in effect on the date of termination (the “Lump Sum Severance Amount”) plus an amount equal to twelve months of health insurance premiums sufficient to cover the same medical coverage as in effect on the date of termination. In the event of a change in control, Mr. Adams is entitled to the Lump Sum Severance Amount plus a prorated bonus for the year in which the termination occurs. The Agreement also contains a two-year confidentiality provision and one-year non-competition and customer and employee non-solicitation provisions.

Prior to February 24, 2010 under Mr. Adams’s amended and restated employment agreement, if the Company terminated Mr. Adams’s employment Without Cause the Company would have paid Mr. Adams a severance payment equal to the sum of (i) 100% of the aggregate amount of his annual base salary as in effect on the date of termination; (ii) 40% of his annual base salary as in effect on the date of termination, which represented Mr. Adam’s target bonus amount; and (iii) a prorated bonus amount for the fiscal year in which the termination occurred. The Company would have also paid the COBRA premiums necessary for Mr. Adams to continue the same medical coverage he carried while an active employee for a 12-month period following termination. If Mr. Adams had voluntarily resigned With Good Reason or within 12 months following a Change of Control, then, in either case, the Company would have paid to Mr. Adams severance amount described above, and for a 12-month period following termination, paid the COBRA premiums necessary for Mr. Adams to continue the same medical coverage he carried while an active employee.

In connection with Kevin S. Noland’s resignation as President and Chief Executive Officer of the Company on January 4, 2010, the Company entered into a Separation Agreement (the “Separation Agreement”) with Mr. Noland dated March 16, 2010. The Separation Agreement confirms that, in connection with his resignation, Mr. Noland will receive the severance amounts set forth in his Employment Agreement dated December 21, 2001, as amended.

Under Mr. Noland’s amended and restated employment agreement, if the Company terminates Mr. Noland’s employment Without Cause, the Company will pay Mr. Noland a severance payment equal to the sum of (i) 200% of the aggregate amount of his annual base salary as in effect on the date of termination; (ii) 100% of Mr. Noland’s annual base salary as in effect on the date of termination, which represents Mr. Noland’s target bonus amount; and (iii) a prorated bonus amount for the fiscal year in which the termination occurs. The Company shall also pay the COBRA premiums necessary for Mr. Noland to continue the same medical coverage he carried while an active employee for an 18-month period following termination. If Mr. Noland voluntarily resigns With Good Reason or within 12 months following a Change of Control, then, in either case, the Company shall pay to Mr. Noland the severance amount described above, and for an 18-month period following termination, pay the COBRA premiums necessary for Mr. Noland to continue the same medical coverage he carried while an active employee.

The Company also has executed Employee Confidentiality and Nondisclosure Agreements with its executive officers and senior management.

Equity Compensation Plan Information

The following table provides information as of December 31, 2009 regarding the Company’s two equity compensation plans, the 1992 Stock Option Plan and the 2002 Stock Incentive Plan, each of which has been approved by the Company’s shareholders.

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	2,889,448	$4.32	803,937
Equity compensation plans not approved by security holders	—	—	—

Total	2,889,448	$4.32	803,937

RELATED PARTY TRANSACTIONS

Procedures for Approval of Related Person Transactions

It is the responsibility of the Company’s Audit Committee to review all transactions or arrangements between our company and any of our directors, officers, principal shareholders or any of their respective affiliates, associates or related parties.

Related Person Transactions

Investment with BeBetter Networks, Inc.

At December 31, 2009 and 2008, the Company had a 2% investment in BeBetter Networks, Inc. (“BeBetter”). As of December 31, 2009 and 2008, the Chairman of the Board of Directors held an approximate 2% voting interest in this company. The investment was accounted for under the cost method, as the Company has less than a 20% ownership and does not exercise significant influence over the investee.

At December 31, 2009 and 2008, the carrying value of the investment in BeBetter was $0. The Company has no plans to make additional investments in BeBetter in the future.

Investment with ThePort Network, Inc.

As of November 24, 2008, ThePort Network, Inc. (“ThePort”) closed a $4,100,000 Preferred Stock financing designated Series B Preferred Stock at $0.165 per share, including investment by our chairman. The Chairman of our Board of Directors also currently serves as the Chairman of the Board of Directors and Chief Executive Officer of ThePort.

As a result of the financing, at December 31, 2009 and 2008, we held an approximate 3% voting interest in ThePort. The Chairman of our Board of Directors held an approximate 27% voting interest in ThePort at December 31, 2009 and 2008, and held a convertible note from ThePort in the amount of approximately $325,000 and $590,000 at December 31, 2009 and December 31, 2008, respectively. Two of the other directors of A.D.A.M. also own equity interests in ThePort. Historically ThePort was accounted for under the equity method. The financing in 2008 diluted our voting interest in ThePort, therefore for 2008 and going forward, the Company will account for this investment under the cost method.

As of September 10, 2008, ThePort converted its outstanding notes into a Preferred Stock designated Series A Preferred Stock at $0.30 per share, including notes held by our chairman. As part of the conversion, A.D.A.M. exchanged its prior Series A Preferred Stock, which had been purchased at $0.80 per share, for the new Series A Preferred Stock at $0.30 per share.

At December 31, 2009 and 2008, the carrying value of the investment in ThePort was $0. The Company has not adjusted its investment below zero for the Company’s share of ThePort’s losses since the Company has not provided or committed to provide any additional financial support to ThePort.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the ownership of our Common Stock as of March 19, 2010, unless otherwise indicated, by (1) all shareholders known by us to beneficially own more than five percent of the outstanding Common Stock, (2) each of the directors and nominees for director, (3) each executive officer, including those named in the Summary Compensation Table, and (4) all of our directors and executive officers as a group.

Name of Beneficial Owner	Number of Shares Beneficially Owned (1)	Percent of Class (2)
Blue TSV I, LTD (3)	1,187,488	12.0%
Harvest Capital Strategies LLC (3)	680,553	6.9%
Burnham Asset Management Corporation (3)	606,771	6.1%
Burnham Securities (3)	8,200	*
Robert S. Cramer, Jr (4)	598,225	6.0%
Sphera Global Healthcare Management, L.P. (3)	532,242	5.4%
Kevin S. Noland (5)	528,375	5.3%
Capital Source Finance LLC (6)	411,667	4.1%
Mark Adams (7)	232,000	2.3%
Mark Kishel, M.D. (8)	108,726	1.1%
Daniel S. Howe (9)	53,809	*
John George (10)	53,333	*
Clay E. Scarborough (11)	35,726	*
Christopher R. Joe (12)	24,867	*
All executive officers and directors as a group (eight persons) (13)	1,635,061	16.5%

*	Less than 1%
(1)	Except as indicated in the footnotes set forth below, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. The number of shares shown as owned by, and the voting power of, individual shareholders include shares which are not currently outstanding but which such shareholders are entitled to acquire or will be entitled to acquire within 60 days. Such shares are deemed to be outstanding for the purpose of computing the percentage of outstanding common stock owned by the particular shareholder, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.
(2)	Based on 9,929,760 shares outstanding on March 19, 2010.
(3)	As reported on a Form 4 filed on November 4, 2009 by Blue TSV I, LTD, and as reported on an Amended Schedule 13G filed on February 12, 2010 by Harvest Capital Strategies LLC, on February 11, 2010 by Burnham Asset Management Corporation and Burnham Securities Inc. and on February 2, 2010 by Sphera Global Healthcare Management, L.P., which may be deemed to beneficially own the shares in its capacity as an investment adviser.
(4)	Includes 335,000 shares issuable upon exercise of options that are exercisable within 60 days.
(5)	Includes 481,375 shares issuable upon exercise of options that are exercisable within 60 days. Mr. Noland resigned as President and Chief Executive Officer on January 4, 2010.
(6)	Includes 411,667 shares issuable upon exercise of stock warrants that are exercisable within 60 days.
(7)	Includes 230,000 shares issuable upon exercise of options that are exercisable within 60 days.
(8)	Includes 95,000 shares issuable upon exercise of options that are exercisable within 60 days.
(9)	Includes 43,083 shares issuable upon exercise of options that are exercisable within 60 days.
(10)	Includes 53,333 shares issuable upon exercise of options that are exercisable within 60 days.
(11)	Includes 25,000 shares issuable upon exercise of options that are exercisable within 60 days.
(12)	Includes 24,867 shares issuable upon exercise of options that are exercisable within 60 days.
(13)	Includes 1,287,658 shares issuable upon exercise of options that are exercisable within 60 days.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, executive officers and persons who own more than 10% of the outstanding common stock of the Company to file with the Securities and Exchange Commission reports of changes in ownership of the common stock of the Company held by such persons. Officers, directors and greater than 10% shareholders are also required to furnish the Company with copies of all forms they file under this regulation. To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and representations that no other reports were required, during the year ended December 31, 2009, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% shareholders were complied with.

PROPOSAL 2: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board selected Grant Thornton as our independent registered public accounting firm for the fiscal year ended December 31, 2010. Our Board is asking shareholders to ratify the selection of Grant Thornton as our independent registered accounting firm for fiscal year 2010. Although we are not required to do so, we seek shareholder ratification of this selection as a matter of good corporate governance. Even if the selection of Grant Thornton is ratified, the Audit Committee in its discretion may direct the selection of a different independent registered accounting firm at any time during the year, if it determines that such a change would be in the best interests of the Company and its shareholders.

One or more representatives of Grant Thornton are expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

Audit Fees. The aggregate fees billed for assurance and related services rendered by Grant Thornton for the audit of the Company’s annual financial statements, including fees relating to the internal control audit incurred before the deferral, for 2009 and 2008 were $285,000 and $175,000, respectively. The aggregate fees billed by Grant Thornton for review of the financial statements included in the Company’s Forms 10-Q for 2009 and 2008 were $52,000 and $32,016, respectively.

The aggregate fees billed by Tauber & Balser P.C. (“Tauber & Balser”) for review of the financial statements included in the Company’s Forms 10-Q for 2008 was $14,080.

Audit-Related Fees. There were no additional fees, beyond those reported under “Audit Fees” above, for audit-related services billed to the Company by Grant Thornton during 2009 or 2008.

There were no additional fees, beyond those reported under “Audit Fees” above, for audit-related services billed to the Company by Tauber & Balser during 2008.

Tax Fees. The tax fees billed for review of the net operating loss limitation studies by Grant Thornton related to the annual financial statements for 2009 and 2008 were $6,000 and $42,000, respectively.

During 2008, there were no fees accrued or billed by Tauber & Balser for tax compliance, tax advice, or tax planning.

All Other Fees. During 2008, an additional $16,750 was billed by Tauber & Balser other than for the services reported above for review of the Form S-8 for securities to be offered to employees in employee benefit plans, the Notice and Proxy Statement and the form 8-K for the change in registrant’s certifying accountant.

Independent Registered Public Accounting Firm. On July 16, 2008, our Audit Committee engaged Grant Thornton as its independent registered public accounting firm to audit the Company’s financial statements and internal controls over financial reporting for the year ending December 31, 2008.

On July 16, 2008, the Audit Committee of the Board of Directors dismissed Tauber & Balser as the Company’s independent registered public accounting firm.

During the periods through July 16, 2008, there were no disagreements with Tauber & Balser on any matter of accounting principles, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Tauber & Balser would have caused them to make reference thereto in Tauber & Balser’s reports on the financial statements of the Company for such fiscal year. In addition, during the period through July 16, 2008, there were no “reportable events” (as defined in Regulation S-K Item 304(a)(1)(v))

On July 11, 2008 the Audit Committee approved the engagement of Grant Thornton to serve as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2008. The engagement was effective July 16, 2008.

Prior to engaging Grant Thornton, the Company did not consult with Grant Thornton during the two most recently completed fiscal years prior to Tauber & Balser’s dismissal and through July 16, 2008 regarding (i) either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither was a written report nor oral advice provided to the Company that Grant Thornton concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting; or (ii) any matter which was the subject of either a “disagreement” or a “reportable event” (as each is defined in Items 304(a)(1)(iv) and (v) of Regulation S-K, respectively).

Pre-Approval of Non-Audit Services. The Audit Committee has established a policy governing our use of Grant Thornton and Tauber & Balser for non-audit services. Under the policy, management may use Grant Thornton and Tauber & Balser for non-audit services that are permitted under the Commission’s rules and regulations, provided that management obtains the Audit Committee’s approval before such services are rendered.

The Board of Directors of the Company recommends that shareholders vote “FOR” the ratification of the selection of Grant Thornton as our independent registered public accounting firm.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors consists of three directors, who are each independent in accordance with the applicable rules of the Nasdaq Global Market. The Audit Committee operates under a written charter adopted by the Board of Directors and is responsible for overseeing the Company’s financial reporting process on behalf of the Board of Directors. The members of the Audit Committee are Mr. Scarborough (Chair), Mr. Howe and Dr. Kishel. Each year the Audit Committee selects our independent registered public accounting firm and approves all audit and non-audit services provided by the independent registered public accounting firm.

Management is responsible for our financial statements and the financial reporting process, including internal controls. The independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board in the United States and for issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, the Audit Committee has met and held discussions with management and Grant Thornton LLP, (“Grant Thornton”), our independent registered public accounting firm. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with Grant Thornton the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees) as amended and as adopted by the Public Company Accounting Oversight Board. These matters included a discussion of Grant Thornton’s judgments about the quality (not just the acceptability) of our accounting principles as applied to our financial reporting.

The Audit Committee has received the written disclosures and letter from Grant Thornton as required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communication with the Audit Committee concerning independence. The Audit Committee further considered whether the provision by Grant Thornton of the non-audit services described above is compatible with maintaining the registered public accounting firm’s independence.

Based upon the Audit Committee’s discussion with management and the independent registered public accounting firm and the Audit Committee’s review of the representations of management and the disclosures by the independent registered public accounting firm to the Audit Committee, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, for filing with the Securities and Exchange Commission.

Audit Committee

Clay E. Scarborough (Chairman)

Dan S. Howe

Mark Kishel, M.D.

OTHER MATTERS

Report to Shareholders for the Year Ended December 31, 2009

The Annual Report of the Company for the year ended December 31, 2009, including audited financial statements, accompanies this Proxy Statement. The Annual Report does not form any part of the material for the solicitation of proxies.

Other Business

The Board of Directors knows of no other matters to be brought before the 2010 Annual Meeting. However, if other matters should come before the Annual Meeting it is the intention of the persons named in the enclosed form of proxy to vote the proxy in accordance with their judgment of what is in the best interest of the Company.

By Order of the Board of Directors,

Mark B. Adams
President, Secretary and Chief Executive Officer

Atlanta, Georgia

April 2, 2010

Dear Fellow Shareholder:

In early January 2010, I became president and chief executive officer of A.D.A.M. after serving as the company’s chief financial officer for three years. I am pleased to be at the helm of a financially strong company, one that is a leading provider of solutions that utilize technology to provide relevant and credible information in the health and healthcare market. Reliable information and support for making health-related decisions is crucial to individuals, our clients and society in general. A.D.A.M. has excelled in this area and has leading brand positions in the market segments in which it operates.

After a challenging 2009, our goal is to improve the company’s business execution and to expand our addressable markets, both of which will lead to strong revenue growth. In 2009, our revenues were down 2% and we wrote down $14 million of intangible assets related to an acquisition made in 2006. The company struggled to find the right levels of client service in our broker/employer solutions business and our product development initiatives did not produce in the timeframe that was expected. A.D.A.M. has a strong business model with high recurring revenues, a scalable infrastructure that produces 20% operating profit margins and a steady stream of cash flow, and we can do better.

During 2010, A.D.A.M. will focus on building the foundation for expanding our business in the future. We will make a number of operational improvements and strategic investments in account management, marketing and product development. We also expect to expand our product and service offerings. These changes are intended to address the loss of revenues in our broker/ employer solutions business and improve the overall company’s ability to grow.

Our clients include healthcare providers, health plans, insurance benefit brokers and employers; these clients provide an efficient channel to consumers and employees. We define “health” as being a state of physical, mental, and social well-being; this is broader than just illness, disease or infirmities. Alternatively, “healthcare” is defined as the treatment and management of illness, and the preservation of health through services and lifestyle choices and the payment for these services. Our solution set provides authoritative resources to help consumers of all types – patients, employees, health plan members, Internet users and others – make appropriate decisions about their health and healthcare.

In the U.S., consumers increasingly bear the cost burden of their healthcare procedures through higher insurance deductibles and co-pays for procedures. It is the confluence of increasing consumer interest about health, rising healthcare costs, and the shifting of healthcare costs to individuals that creates a tremendous opportunity for A.D.A.M. We provide actionable information and easy-to-use tools that help consumers more easily make complicated decisions about their health, which are becoming increasingly valuable to our current and prospective clients.

Healthcare is a key concern for Americans today. As we have seen from the ongoing dialogue in Washington and around the country, healthcare and healthcare decisions play an important role in all of our lives. While we cannot predict the final shape of healthcare reform in this country, we believe the public attention devoted to healthcare plays to A.D.A.M.’s strengths and provides important future opportunities. I appreciate your support and the continued support of our employees as we continue to execute on our plan to deliver revenue growth while generating strong operating profits.

Sincerely,

Mark B. Adams
President and Chief Executive Officer
A.D.A.M., Inc.

☐ ¢
A.D.A.M., INC

10 10th Street NE, Suite 500 Atlanta, Georgia 30309

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE 2010 ANNUAL MEETING OF SHAREHOLDERS

The undersigned hereby appoints Robert S. Cramer, Jr. and Clay Scarborough, or either of them, with power of substitution to each, the proxies of the undersigned to vote the common stock of the undersigned at the Annual Meeting of Shareholders of A.D.A.M., Inc. (the “Company”) to be held on May 20, 2010 at 9:00 a.m. at the Company's offices located at 10 10th Street NE, Suite 500, Atlanta, Georgia 30309, and any adjournments or postponement thereof:

(Continued and to be signed on the reverse side)
¢	14475 ¢

ANNUAL MEETING OF SHAREHOLDERS OF

A.D.A.M., INC.

May 20, 2010

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, proxy statement and proxy card are available at

www.adam.com

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

i Please detach along perforated line and mail in the envelope provided. i

¢ 20330000000000000000 9	052010

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING NOMINEES AND “FOR” PROPOSAL 2 AND

UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN THE SPACE PROVIDED, THIS PROXY WILL BE SO VOTED.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.   To elect Mark B. Adams to serve as a member of the Company’s board of directors for a term of two years and until his successor is elected and qualified, and to elect Daniel S. Howe and Mark Kishel, M.D. to serve as members of the Company’s board of directors for a term of three years and until each successor is elected and qualified:

				FOR	AGAINST	ABSTAIN
			2. To ratify the selection of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010:	☐	☐	☐
☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)	NOMINEES: O Mark B. Adams O Daniel S. Howe O Mark Kishel, M.D.

3.   In accordance with their best judgement upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.

At the present time, the Board of Directors is not aware of any matters to be presented for action at the meeting other than the election of directors as set forth above. This proxy also confers discretionary authority to vote with respect to the election of any person as director where the nominee is unable to serve or for good cause will not serve and on matters incident to the conduct of the meeting.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.		☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:   Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

¢	¢